EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2008, on the consolidated financial statements of Citizens First Corporation, which report is included in Form 10-KSB for Citizens First Corporation for the year ended December 31, 2007.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                /s/ Crowe Horwarth LLP
Crowe Horwath LLP
Louisville, Kentucky
January  14, 2009